Exhibit 99.(10)(d)

POWER OF ATTORNEY

The undersigned Director of Mutual of America Institutional Funds, Inc., a Maryland corporation, hereby constitutes and appoints Thomas J. Moran, Manfred Altstadt, James J. Roth, John R. Greed and Amir Lear, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below as part of, in connection with or in any way relating to registrations and filings under the Securities Act of 1933 or the Investment Company Act of 1940 (the Acts): registration statements on any form or forms under the Acts including Form N-1A, and any and all amendments and supplements thereto (including Amendments under Rule 497 and post-effective amendments under Rule 485(a) and Rule 485(b) of the Investment Company Act of 1940), with all exhibits and all agreements, consents, exemptive applications and other documents and instruments necessary or appropriate in connection therewith, including any documents required under the Securities Exchange Act of 1934, such as Forms 14A and other documents required in connection with proxy voting, each of said attorneys-in-fact and agents being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

This Power of Attorney includes specifically, but not by way of limitation all documents as specified above for Mutual of America Institutional Funds, Inc.

All previous Powers of Attorney signed by the undersigned in connection with the subject matter hereof are revoked and replaced hereby.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand, this 24th day of February, 2009.

/s/ Patrick J. Waide, Jr.
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Patrick J. Waide, Jr.
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